UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2018 (October 24, 2018)

MOBILESMITH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32634	95-4439334
(Commission File Number)	(IRS Employer Identification No.)

5400 Trinity Road, Suite 208 Raleigh, North Carolina	27607
(Address of Principal Executive Offices)	(Zip Code)

(855) 516-2413
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 24, 2018, MobileSmith, Inc. (the “Company”) entered into the Amendment No. 3 (the “Third Amendment”) to Convertible Subordinated Promissory Notes (the “2014 Notes”) issued by the Company pursuant to that certain Convertible Secured Subordinated Note Purchase Agreement, dated December 11, 2014 and amended on May 25, 2018, with the holders of requisite percentage of the aggregate outstanding principal amount of the 2014 Notes. The Third Amendment decreases the frequency of interest payments under the 2014 Notes from once per quarter to twice per year in January and July with the final installment payable on the maturity date of the 2014 Notes.

In addition, on October 24, 2018 the Company entered into the Ninth Amendment (the “Ninth Amendment”) to Convertible Secured Subordinated Promissory Notes (the “2007 Notes”) issued by the Company pursuant to that certain Convertible Secured Subordinated Note Purchase Agreement, dated November 14, 2007, with the holders of requisite percentage of the aggregate outstanding principal amount of the 2007 Notes. The Ninth Amendment decreases the frequency of interest payments under the 2007 Notes from once per quarter to twice per year in January and July with the final installment payable on the maturity date of the 2007 Notes.

Except as set forth above, all of the terms of the 2014 Notes and 2007 Notes continue in full force and effect.

The Third Amendment and the Ninth Amendment are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

10.1   Amendment No. 3 to Convertible Subordinated Promissory Notes issued by the Company from time to time pursuant to that certain Convertible Subordinated Note Purchase Agreement, dated December 11, 2014, by and among MobileSmith, Inc. and Union Bancaire Privee.
10.2  Ninth Amendment to Convertible Secured Subordinated Promissory Notes issued by the Company from time to time pursuant to that certain Convertible Secured Subordinated Note Purchase Agreement, dated November 14, 2007, by and among MobileSmith, Inc., Grasford Investments LTD. and Union Bancaire Privee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2018	By:	/s/ Gleb Mikhailov
	Name:	Gleb Mikhailov
	Title:	Chief Financial Officer